UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2017

M III ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 716-1491

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2017, M III Acquisition Corp. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to the Agreement and Plan of Merger, dated as of November 3, 2017 (the “Merger Agreement”), by and among IEA Energy Services LLC (together with its subsidiaries, “IEA”), the Company, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC (“Seller”), Oaktree Power Opportunities Fund III Delaware, L.P. (“Oaktree”), solely in its capacity as the representative of the Seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP.

Amendment No. 1 amended the Merger Agreement to extend the date by which the parties have agreed to file the required notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  Amendment No. 1 also amended the form of second amended and restated certificate of incorporation of the Company originally attached as Exhibit B to the Merger Agreement to fill in the authorized number of shares of common stock and preferred stock following the consummation of the transactions contemplated by the Merger Agreement, reflecting an increase in authorized shares of common stock from 35 million to 100 million shares.  Exhibit B to the Merger Agreement was also amended to reflect that, subject to and following the consummation of the transactions contemplated by the Merger Agreement, meetings of the Company’s stockholders can only be called in the manner provided in the Company’s bylaws.  Lastly, Amendment No. 1 made a correction to the Certificate of Designations originally filed as Exhibit C to the Merger Agreement to reflect the designation of 35,000 shares of preferred stock of the Company as Series A Preferred Stock, which number will be further adjusted to reflect the number of shares of Series A Preferred Stock issued pursuant to the Merger Agreement.

A copy of Amendment No. 1 is attached as Exhibit 2.2 hereto and is incorporated herein by reference. For a detailed discussion of the Merger Agreement, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on November 3, 2017. For the full text of the Merger Agreement, see Exhibit 2.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K filed with the SEC on November 8, 2017, which is also incorporated by reference as Exhibit 2.1 hereto.

Additional Information

The proposed transaction to which the Merger Agreement and Amendment No. 1 relate will be submitted to stockholders of the Company for their approval. In connection with that approval, the Company will file with the SEC a proxy statement containing information about the proposed transaction and the respective businesses of the Company and IEA. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to M III Acquisition Corp., 3 Columbus Circle, 15th Floor, New York, NY 10019, (212) 716-1491.

The Company, IEA and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Form 10-K filed with the SEC on March 30, 2017.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description

2.1

Agreement and Plan of Merger, dated as of November 3, 2017, by and among the Company, IEA Energy Services, LLC, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and, solely for purposes of certain sections therein, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.1 to the Company’s Amendment No. 1 to its Current Report on Form 8-K filed November 8, 2017).

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 15, 2017, by and among IEA Energy Services, LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2017

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer